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                   [LETTERHEAD OF THOMPSON & KNIGHT, P.C.]




                               August 19, 1997




MSR Exploration Ltd.
500 Main Street, Suite 210
Fort Worth, Texas  76102

    RE:  MSR EXPLORATION LTD. -- REGISTRATION STATEMENT
         ON FORM S-4 (FILE NO. 333-29769)

Gentlemen:

    We have acted as United States counsel for MSR Exploration Ltd., an Alberta, Canada corporation (the "Company"), in connection with the domestication of the Company (as so domesticated, "MSR Delaware") under the Delaware General Corporation Law (the "DGCL") from Alberta, Canada to Delaware, U.S.A., the simultaneous discontinuance of the Company as a corporation under the Alberta Business Corporations Act (the "ABCA") (the "Continuance") and the deemed issuance in connection with the Continuance for purposes of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), of up to 13,777,014 shares of common stock, no par value, of MSR Delaware (the "Shares"), all as described in the Registration Statement on Form S-4, as amended (File No. 333-29769), filed with the United States Securities and Exchange Commission (the "Commission").

    The consummation of the Continuance and the issuance of the Shares as a result thereof is contingent upon, among other things, (i) the requisite approval by shareholders of the Company in accordance with the ABCA of the Special Resolution set forth in the Notice of Special Meeting of Shareholders of the Company included in the Registration Statement (the "Special Resolution"); (ii) the approval of the Continuance by the Registrar of Corporations in Alberta; (iii) the filing of the Filing Documents (as defined in the Special Resolution) with, and the acceptance for filing thereof by, the Secretary of State of Delaware; and (iv) the filing with the Registrar of Corporations in Alberta of a notice that the Delaware Filings have been accepted for filing in Delaware. In addition, the Continuance is being accomplished in connection with the merger of MSR Delaware with and into Mercury Montana, Inc., a Delaware corporation ("Mercury"), pursuant to the Agreement and Plan of Merger dated as of March 26, 1997, as amended, among the Company, Mercury and Mercury Exploration Company, a Texas corporation and the majority shareholder of Mercury (the "Merger"). In conjunction with soliciting proxies of shareholders approving the Continuance, the Company is soliciting proxies of shareholders to execute a consent of shareholders of MSR Delaware (the "Consent")

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MSR Exploration Ltd.
August 19, 1997
Page 2

authorizing and approving the Merger and the Agreement and Plan of Merger. The Continuance will not be consummated until the Company has received sufficient proxies of shareholders of the Company (who will as a result of the Continuance become shareholders of MSR Delaware) to execute the Consent. This opinion is based upon our review of the Registration Statement and our assumption that the Continuance, as described in the Registration Statement, will be consummated in accordance with the description included therein.

    In connection with the foregoing, we have researched such questions of law and examined the originals or copies (certified or otherwise authenticated to our satisfaction) of (i) the Registration Statement, (ii) the Delaware Filings and (iii) such corporate records of the Company, certificates of public officials and of officers of the Company, and other agreements, instruments and documents as we have deemed necessary to require as a basis for the opinions hereinafter expressed. Where facts material to the opinions hereinafter expressed were not independently established by us, we have relied upon the statements of officers of the Company, where we deemed such reliance appropriate under the circumstances.

    Based upon the foregoing and in reliance thereon, and subject to the assumptions and qualifications specified herein, it is our opinion that the Shares to be issued by MSR Delaware pursuant to the Continuance, when and to the extent that, (i) the Registration Statement has become effective under the Securities Act, (ii) the Continuance has become effective under Alberta and Delaware law and (iii) state securities laws have been fully complied with, will be validly issued, fully paid and nonassessable.

    The opinions expressed above are limited by and subject to the following qualifications:

    (a) We are members of the Bar of the State of Texas only and do not purport to be experts on the laws of any state or jurisdiction other than the State of Texas and the United States. Insofar as the opinions expressed herein relate to matters governed by the DGCL, we have relied solely upon a reading of the DGCL, corporate records of the Company and certificates of public officials and officers of the Company referenced above with respect to the opinions given herein.

    (b) In rendering the opinion expressed herein, we have assumed that no action heretofore taken by the Board of Directors of the Company in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof.

    (c) We do not render any opinion herein as to the shares of common stock of Mercury that may be issued to the holders of the Shares in connection with the Merger.

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MSR Exploration Ltd.
August 19, 1997
Page 3

    We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Proxy Statement/Joint Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                                       Respectfully submitted,

                                       THOMPSON & KNIGHT,
                                       A Professional Corporation


                                       By:  /s/ DAVID L. EMMONS
                                            -------------------------
                                            David L. Emmons,
                                            Attorney